UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K
__________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2010

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-16587	55-0672148
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 North Main Street, Moorefield, West Virginia  26836
(Address of principal executive offices)                      (Zip Code)

Registrant’s telephone number, including area code:  (304) 530-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	Summit Financial Group, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 25, 2010 in Moorefield, West Virginia for the purpose of considering and voting upon the following:

(i)	To elect six (6) directors to serve until the Annual Meeting in 2013;

(ii)	To ratify the selection of Arnett & Foster, PLLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2010; and

(iii)	To transact such other business as may properly come before the Meeting.

(b)
The total number of shares of the Company’s common stock issued, outstanding and entitled to vote at the Annual Meeting was 7,425,472 shares of which 5,740,577shares representing 77.3% were present at the meeting either in person or by proxy.  The holders of common stock of the Company voted on two proposals, both of which were approved.  No other business was brought before the meeting.

The results of the voting on the two proposals were as follows:

(i)	Proposal 1 – To elect six (6) directors to serve until the Annual Meeting in 2013.

The following directors were elected:

		VOTES		BROKER
	VOTES FOR	WITHHELD	ABSTENTIONS	NON-VOTES
Oscar M. Bean	4,340,017	417,164	-	983,396
Dewey F. Bensenhaver	4,530,539	226,642	-	983,396
John W. Crites	4,482,081	275,100	-	983,396
James P. Geary, II	4,347,849	409,332	-	983,396
Phoebe F. Heishman	4,514,820	242,361	-	983,396
Charles S. Piccirillo	4,594,580	162,601	-	983,396

(ii)	Proposal 2 – To ratify the selection of Arnett & Foster, PLLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2010:

	VOTES		BROKER
VOTES FOR	AGAINST	ABSTENTIONS	NON-VOTES
5,450,013	273,740	-	16,823

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         SUMMIT FINANCIAL GROUP, INC.

Date:           June 1, 2010                                                                          By:  /s/ Julie R. Cook
          Julie R. Cook
          Vice President and Chief Accounting Officer